Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-269296

Pricing Supplement No. 16,503 dated October 30, 2024 (To WFS Product Supplement No. 4 dated February 24, 2023, Prospectus Supplement dated February 13, 2023 and Prospectus dated February 13, 2023)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity ETF Linked Notes
Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

■ Linked to an equally weighted basket comprised of the iShares® China Large-Cap ETF (50.00% weighting) and the iShares® MSCI China ETF (50.00% weighting) (each referred to as a “basket component”)

■ The return on your notes is linked to the performance of each basket component, and in each case not to that of the index on which such basket component is based.

■ Potential for a positive return at maturity based on the performance of the basket from its starting level to its ending level. The maturity payment amount will reflect the following terms:

■If the level of the basket increases, you will receive the face amount plus a positive return equal to 100% of the percentage increase in the level of the basket from the starting level, subject to a maximum return at maturity of 26.50% of the face amount. As a result of the maximum return, the maximum maturity payment amount is $1,265.00

■If the level of the basket remains flat or decreases, you will receive the face amount, but you will not receive any positive return on your investment

■  Repayment of principal at maturity regardless of basket performance (subject to issuer and guarantor credit risk)

■ All payments on the notes are subject to credit risk, and you will have no ability to pursue any basket component or any securities included in any basket component for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■ No periodic interest payments or dividends

■ No exchange listing; designed to be held to maturity

The estimated value of your notes at the time the terms of your notes are set on the pricing date is equal to approximately $926 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your notes, if it makes a market in the notes, see page PS-8.

The notes have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-8.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Note	$1,000.00	$33.25	$966.75
Total	$500,000	$16,625	$483,375

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-27.

(2) In addition to the 3.325%, GS&Co. may pay to selected securities dealers a fee of up to 0.35% of the face amount in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Basket due May 4, 2028

Terms of the Notes

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measure:

An equally weighted basket (the “basket”) comprised of the following basket components (each referred to as a “basket component,” and collectively as the “basket components”). For each basket component, its weighting percentage and initial basket component price are set forth below:

	Basket Component	Weighting Percentage	Initial Basket Component Price
	iShares® China Large-Cap ETF (current Bloomberg ticker: “FXI UP Equity”)	50.00%	$31.63
	iShares® MSCI China ETF (current Bloomberg ticker: “MCHI UQ Equity”)	50.00%	$49.46

Fund Underlying Indices:	With respect to a basket component, the index tracked by such basket component (each referred to as a “fund underlying index,” and collectively as the “fund underlying indices”)
Pricing Date:	October 30, 2024.
Original Issue Date:	November 4, 2024.
Original Offering Price:	$1,000 per note.
Face Amount:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a face amount of $1,000.
Principal Amount:	On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal:

• if the ending level is greater than the starting level: $1,000 plus the lesser of:

(i)
$1,000 × basket return × upside participation rate; and
(ii)
the maximum return; or

• if the ending level is less than or equal to the starting level: $1,000

If the ending level is less than the starting level, you will not receive any positive return on the notes.

Stated Maturity Date:	May 4, 2028, subject to postponement. The notes are not subject to redemption by GS Finance Corp. or repayment at the option of any holder of the notes prior to the stated maturity date.
Starting Level:	100.
Ending Level:

The “ending level” will be the product of (i) 100 times (ii) the sum of (a) 1 plus (b) the sum of the products, as calculated for each basket component, of: (1) its basket component return multiplied by (2) its weighting percentage.

Maximum Return:	The “maximum return” is 26.50% of the face amount per note ($265.00 per note). As a result of the maximum return, the maximum maturity payment amount is $1,265.00 per note.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Basket due May 4, 2028

Upside Participation Rate:	100%
Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Initial Basket Component Price:	With respect to a basket component, the fund closing price of such basket component on the pricing date, as set forth under “— Market Measure” above
Final Basket Component Price:	With respect to a basket component, the fund closing price of such basket component on the calculation day.
Basket Component Return:

With respect to a basket component, its “basket component return” is the percentage change from its initial basket component price to its final basket component price, measured as follows:

final basket component price – initial basket component price initial basket component price

Fund Closing Price:

With respect to each basket component, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes—Certain Terms for Notes Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Calculation Day:	May 1, 2028, subject to postponement.
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to a non-trading day and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Notes Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Notes—Certain Terms for Notes Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40058FM83

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Additional Information about the Issuer, the Guarantor and the Notes

You should read this pricing supplement together with WFS product supplement no. 4 dated February 24, 2023, the prospectus supplement dated February 13, 2023 and the prospectus dated February 13, 2023 for additional information about the notes. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

▪
WFS Product Supplement No. 4 dated February 24, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000156459023002398/gs-424b2.htm

▪
Prospectus Supplement dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036241/d407224d424b2.htm

▪
Prospectus dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036147/d457531d424b2.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement to “fund” shall be deemed to refer to “basket component”.

The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Notes

The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $926 per $1,000 face amount, which is less than the original offering price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $69 per $1,000 face amount).

Prior to February 28, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through February 27, 2025). On and after February 28, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Investor Considerations

The notes are not appropriate for all investors. The notes may be an appropriate investment for investors who:

▪
seek exposure to the upside performance of the basket, if any, without exposure to any decline in the basket, by:
▪
participating 100% in the percentage increase, if any, in the level of the basket from the starting level to the ending level, subject to the maximum return at maturity of 26.50% of the face amount; and
▪
providing for the repayment of the face amount at maturity regardless of the performance of the basket;
▪
understand that if the ending level of the basket is not greater than the starting level, they will not receive any positive return on the notes;
▪
are willing to forgo interest payments on the notes and dividends on the shares of the basket components and securities included in the basket components; and
▪
are willing to hold the notes until maturity.

The notes may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the notes to maturity;
▪
seek certainty of receiving a positive return on their investment;
▪
seek uncapped exposure to the upside performance of the basket;
▪
are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
▪
seek current income;
▪
are unwilling to accept the risk of exposure to the basket components;
▪
seek exposure to the basket but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the notes;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the basket generally, or to the exposure to the basket that the notes provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the notes. For more information about the basket components, please see the sections titled “The iShares® China Large-Cap ETF” and “The iShares® MSCI China ETF” below.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per note (the maturity payment amount) calculated as follows:

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Selected Risk Considerations

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Risk Factors” in the accompanying WFS product supplement no. 4. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying WFS product supplement no. 4. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the basket component stocks, i.e., with respect to a basket component to which your notes are linked, the stocks comprising such basket component. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Notes.

The original offering price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Notes”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the pricing date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the notes. See “Risk Factors — Your Notes May Not Have an Active Trading Market” in the accompanying product supplement.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the notes will be based on the performance of the basket components, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc. as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes,

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Receive Only the Face Amount of Your Notes at Maturity.

If the ending level is less than the starting level, the maturity payment amount will be limited to the face amount. Even if the amount paid on your notes at maturity exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a note with the same stated maturity that bears interest at the prevailing market rate.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes Do Not Bear Interest.

You will not receive any interest payments on your notes. As a result, even if the maturity payment amount payable for your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Potential for the Value of Your Notes to Increase Will Be Limited.

Your ability to participate in any change in the level of the basket over the life of your notes will be limited because of the maximum return. The maximum return will limit the maturity payment amount you may receive for each of your notes at maturity, no matter how much the level of the basket may rise beyond the starting level over the life of your notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the basket or any of the basket components.

The Amount Payable on Your Notes Is Not Linked to the Level of the Basket at Any Time Other Than the Calculation Day.

The ending level will be based on the fund closing prices of the basket components on the calculation day (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the fund closing prices of the basket components dropped precipitously on the calculation day, the maturity payment amount for your notes may be significantly less than it would have been had the maturity payment amount been linked to the fund closing prices of the basket components prior to such drop in the prices of the basket components. Although the actual prices of the basket components on the stated maturity date or at other times during the life of your notes may be higher than the ending prices, you will not benefit from the fund closing prices of the basket components at any time other than on the calculation day.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Basket Components or Any Basket Component Stocks.

The return on your notes will not reflect the return you would realize if you actually owned shares of the basket components or basket component stocks and received the distributions paid on the shares of the basket component. You will not receive any dividends that may be paid on any of the basket component stocks by the basket component stock issuers or the shares of the basket components. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket Components or Any Basket Component Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket Components or Any Basket Component Stock.

Investing in your notes will not make you a holder of any shares of the basket components or any basket component stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the basket components or the basket component stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the basket components or the basket component stocks or any other rights of a holder of any shares of the basket components or the basket component stocks. Your notes will be paid in cash and you will have no right to receive delivery of any shares of the basket components or any basket component stocks.

The Lower Performance of One Basket Component May Offset an Increase in the Other Basket Component.

Declines in the price of one basket component may offset increases in the price of the other basket component in the basket. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the maturity payment amount in respect of your notes at maturity.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your notes, including:

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

●
the prices of the basket components;
●
the volatility — i.e., the frequency and magnitude of changes — in the prices of the basket components;
●
the dividend rates of the basket component stocks;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the basket component stocks, and which may affect the prices of the basket components;
●
interest rates and yield rates in the market;
●
the time remaining until your notes mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market-making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes or less than you would have received had you held your notes to maturity.

You cannot predict the future prices of the basket components based on their historical fluctuations. The actual prices of the basket components over the life of the notes may bear little or no relation to their historical closing prices or to the hypothetical examples shown elsewhere in this pricing supplement.

Additional Risks Related to the Basket Components

The Policies of the Investment Advisor For Any Basket Components and of the Sponsor of the Fund Underlying Index Tracked By Any Basket Component Could Affect the Amount Payable on Your Notes and Their Market Value.

The investment advisor of any basket component may from time to time be called upon to make certain policy decisions or judgments with respect to such basket component, including those concerning the calculation of the net asset value of such basket component, additions, deletions or substitutions of securities held by such basket component and the manner in which changes affecting the fund underlying index for such basket component are reflected in such basket component, that could affect the market price of the shares of the basket component, and therefore, the maturity payment amount payable on your notes on the stated maturity date. The maturity payment amount payable on your notes and their market value could also be affected if the investment advisor changes its policies, for example, by changing the manner in which it calculates the net asset value of such basket component, or if the investment advisor discontinues or suspends calculation or publication of the net asset value of such basket component, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the fund closing price of such basket component on each calculation day — and thus the maturity payment amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion.

In addition, the sponsor of the fund underlying index of any basket component owns that fund underlying index and is responsible for the design and maintenance of its fund underlying index. The policies of a sponsor of any basket component’s fund underlying index concerning the calculation of its fund underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in that fund underlying index, could affect the level of its fund underlying index and, consequently, could affect the market price of shares of the related basket component and, therefore, the maturity payment amount payable on your notes and their market value.

There Is No Assurance That an Active Trading Market Will Continue For the Basket Components or That There Will Be Liquidity in Any Such Trading Market; Further, the Basket Components Are Subject to Management Risks, Securities Lending Risks and Custody Risks.

Although the shares of the basket components and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any basket component or that there will be liquidity in the trading market.

In addition, each basket component is subject to management risk, which is the risk that the basket component’s investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. No basket component is actively managed and each basket component may be affected by a general decline in market segments relating to its fund underlying index. Each basket component’s investment advisor invests in securities included in, or representative of, the fund underlying index regardless of their investment merits. Each basket component’s investment advisor does not attempt to take defensive positions in declining markets. In addition, each basket component’s investment advisor may be permitted to engage in securities lending with respect to a portion of a basket component’s total assets, which could subject the basket component to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

In addition, the basket components are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, each basket component is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that the basket components will continue to meet the applicable listing requirements, or that the basket components will not be delisted.

Each Basket Component and Its Fund Underlying Index Are Different and the Performance of Each Basket Component May Not Correlate With the Performance of Its Fund Underlying Index.

Each basket component may not hold all or substantially all of the equity securities included in its fund underlying index and may hold securities or assets not included in its fund underlying index. Therefore, while the performance of each basket component is generally linked to the performance of its fund underlying index, the performance of each basket component is also linked in part to shares of equity securities not included in its fund underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its investment advisor.

Imperfect correlation between a basket component’s portfolio securities and those in its fund underlying index, rounding of prices, changes to its fund underlying index and regulatory requirements may cause tracking error, which is the divergence of a basket component’s performance from that of its fund underlying index.

In addition, the performance of each basket component will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index and this may increase the tracking error of such basket component. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each basket component and its fund underlying index. Finally, because the shares of each basket component are traded on an exchange and are subject to market supply and investor demand, the market value of one share of a basket component may differ from the net asset value per share of that basket component.

For all of the foregoing reasons, the performance of any basket component may not correlate with the performance of its fund underlying index. Consequently, the return on the notes will not be the same as investing directly in each fund underlying index or in any of the respective basket component stocks or in any of the respective stocks comprising such fund underlying index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of each fund underlying index.

An Investment in the Offered Notes Is Subject to Risks Associated with Foreign Securities Markets.

The value of your notes is linked to basket components which hold stocks from one or more foreign securities markets, including stocks traded in the equity markets of emerging market countries. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. For example, the United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the basket components are not traded, the value of the securities underlying such basket components may change on days when shareholders will not be able to purchase or sell shares of such basket component. This could result in premiums or discounts to such basket component’s net asset value that may be greater than those experienced by a basket component that does not hold foreign assets.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

The basket components invest in securities in the equity market of China, which is an emerging market country. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the basket component’s investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the basket components.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Basket Component with Basket Component Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Notes.

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a basket component with basket component stocks from one or more foreign securities markets and could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action and the basket component stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to basket component stocks that are currently included in a basket component or that in the future are included in a basket component, such basket component stocks may be removed from a basket component. If government regulatory action results in the removal of basket component stocks that have (or historically have had) significant weight in a basket component, such removal could have a material and negative effect on the price of such basket component and, therefore, your investment in the notes. Similarly, if basket component stocks that are subject to those executive orders or subject to other government regulatory action are not removed from a basket component, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States law. Any failure to remove such basket component stocks from a basket component could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined.

Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk.

The basket components each hold assets that are denominated in non-U.S. dollar currencies. The value of the assets held by a basket component that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the price of a basket component may not increase even if the non-dollar value of the asset held by such basket component increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

● existing and expected rates of inflation;

● existing and expected interest rate levels;

● the balance of payments among countries;

● the extent of government surpluses or deficits in the relevant foreign country and the United States; and

● other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and prices of the basket components could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators in various countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not.

Your notes are linked to basket components that hold assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the basket components are denominated or in which the basket component stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket components used to calculate the amount payable on your notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Additional Risks Related to the iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF May Be Disproportionately Affected By the Performance of a Small Number of Stocks

Although the iShares® China Large-Cap ETF held 50 stocks as of October 30, 2024, approximately 38.83% of the iShares® China Large-Cap ETF was invested in just five stocks as of that date – Meituan – Class B, Alibaba Group Holding Limited, Tencent Holdings Limited, China Construction Bank-H and JD.com Inc. – Class A. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the iShares® China Large-Cap ETF even if none of the other stocks held by the iShares® China Large-Cap ETF are affected by such events. Because of the weighting of the holdings of the iShares® China Large-Cap ETF, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an ETF that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such ETF.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes.

Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes.

The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, exchange, or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. Please see “Supplemental Discussion of U.S. Federal Income Tax Considerations” below for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount note on a hypothetical offering of notes under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual initial basket component price. The hypothetical initial basket component price of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial basket component price of any basket component. The actual initial basket component price for each basket component are set forth under “Terms of the Notes” above. For historical data regarding the actual closing prices of the basket components, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the notes for $1,000 per note. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the notes.

Upside Participation Rate:	100.00%
Maximum Return:	26.50% or $265.00 per note
Hypothetical Initial Basket Component Price:	For each basket component, $100.00
Starting Level:	100.00

Hypothetical Payout Profile

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Hypothetical Returns

Hypothetical ending level	Hypothetical basket return(1)	Hypothetical maturity payment amount per note	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$1,265.00	26.50%
175.00	75.00%	$1,265.00	26.50%
150.00	50.00%	$1,265.00	26.50%
140.00	40.00%	$1,265.00	26.50%
126.50	26.50%	$1,265.00	26.50%
120.00	20.00%	$1,200.00	20.00%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
70.00	-30.00%	$1,000.00	0.00%
60.00	-40.00%	$1,000.00	0.00%
50.00	-50.00%	$1,000.00	0.00%
25.00	-75.00%	$1,000.00	0.00%
0.00	-100.00%	$1,000.00	0.00%

(1) The basket return is equal to the percentage change from the starting level to the ending level (i.e., the ending level minus starting level, divided by starting level).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per note to the face amount of $1,000.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Hypothetical Examples

Example 1. Maturity payment amount is greater than the face amount and reflects a return that is less than the maximum return:

	iShares® China Large-Cap ETF	iShares® MSCI China ETF
Hypothetical initial basket component price:	$100.00	$100.00
Hypothetical final basket component price:	$110.00	$125.00
Hypothetical basket component return:	10.00%	25.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (10.00% × 50.00%) + (25.00% × 50.00%)] = 117.50

Therefore, the basket return would equal 17.50%

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per note would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)
$1,000 × basket return × upside participation rate

$1,000 × 17.50% × 100.00%

= $175.00; and

(ii)
the maximum return of $265.00

On the stated maturity date, you would receive $1,175.00 per note.

Example 2. Maturity payment amount is greater than the face amount and reflects a return equal to the maximum return:

	iShares® China Large-Cap ETF	iShares® MSCI China ETF
Hypothetical initial basket component price:	$100.00	$100.00
Hypothetical final basket component price:	$150.00	$140.00
Hypothetical basket component return:	50.00%	40.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50.00% × 50.00%) + (40.00% × 50.00%)] = 145.00

Therefore, the basket return would equal 45.00%

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per note would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)
$1,000 × basket return × upside participation rate

$1,000 × 45.00% × 100.00%

= $450.00; and

(ii)
the maximum return of $265.00

On the stated maturity date, you would receive $1,265.00 per note, which is the maximum maturity payment amount.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Example 3. Maturity payment amount is equal to the face amount:

	iShares® China Large-Cap ETF	iShares® MSCI China ETF
Hypothetical initial basket component price:	$100.00	$100.00
Hypothetical final basket component price:	$70.00	$120.00
Hypothetical basket component return:	-30.00%	20.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-30.00% × 50.00%) + (20.00% × 50.00%)] = 95.00

In this example, the hypothetical final basket component level of the iShares® China Large-Cap ETF is less than its initial basket component price, while the hypothetical final basket component price of the iShares® MSCI China ETF is greater than its initial basket component price.

In this example, the large decline in the iShares® China Large-Cap ETF results in the hypothetical ending level being less than the starting level even though the iShares® MSCI China ETF increased.

Because the hypothetical ending level is less than the starting level, the maturity payment amount per note would equal the face amount and you would not receive any positive return.

On the stated maturity date, you would receive $1,000.00 per note.

Example 4. Maturity payment amount is equal to the face amount:

	iShares® China Large-Cap ETF	iShares® MSCI China ETF
Hypothetical initial basket component price:	$100.00	$100.00
Hypothetical final basket component price:	$70.00	$80.00
Hypothetical basket component return:	-30.00%	-20.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-30.00% × 50.00%) + (-20.00% × 50.00%)] = 75.00

Because the hypothetical ending level is less than the starting level, the maturity payment amount per note would equal the face amount and you would not receive any positive return.

On the stated maturity date, you would receive $1,000.00 per note.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

The iShares® China Large-Cap ETF

The shares of the iShares® China Large-Cap ETF (the “basket component”) are issued by iShares®Trust (the “basket component”), a registered investment company.

• The basket component is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 50 Index (the “fund underlying index”). The index is designed to measure the performance of the largest companies in the Chinese equity market that trade on the Stock Exchange of Hong Kong and are available to international investors.

• The return on your notes is linked to the performance of the basket component, and not to that of the fund underlying index on which the basket component is based. The basket component follows a strategy of “representative sampling,” which means the basket component’s holdings are not the same as those of its fund underlying index. The performance of the basket component may significantly diverge from that of its fund underlying index.

• The basket component’s investment advisor is BlackRock Fund Advisors.

• The basket component’s shares trade on the NYSE Arca under the ticker symbol “FXI”.

• The trust’s SEC CIK Number is 0001100663.

• The basket component’s inception date was October 5, 2004.

Where Information About the Basket Component Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket component (including its fees, the top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket component’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket Component From the Trust’s Publicly Available Information

This pricing supplement relates only to your notes and does not relate to the basket component. We have derived all information about the basket component in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket component in connection with the offering of your notes. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket component — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket component could affect the value you will receive at maturity and, therefore, the market value of your notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket component. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered notes, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2019 through October 30, 2024. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® China Large-Cap ETF

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

The iShares® MSCI China ETF

The shares of the iShares® MSCI China ETF (the “basket component”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The basket component is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI China Index (the “fund underlying index”). The fund underlying index is designed to measure the performance of equity securities in the top 85% in market capitalization of the Chinese equity securities markets, as represented by the H-shares (securities of companies incorporated in the People’s Republic of China (“PRC”) that are denominated in Hong Kong dollars and listed on the Stock Exchange of Hong Kong) and B-shares (securities of companies incorporated in the PRC that are denominated in U.S. dollars (in the case of the Shanghai Stock Exchange (“SSE”)) or Hong Kong dollars (in the case of the Shenzhen Stock Exchange (“SZSE”)) and listed on the SSE and the SZSE) markets.
•
The return on your notes is linked to the performance of the basket component, and not to that of the fund underlying index on which the basket component is based. The basket component follows a strategy of “representative sampling,” which means the basket component’s holdings are not the same as those of its fund underlying index. The performance of the basket component may significantly diverge from that of its fund underlying index.
•
The basket component’s investment advisor is BlackRock Fund Advisors.
•
The basket component’s shares trade on the Nasdaq under the ticker symbol “MCHI”.
•
The trust’s SEC CIK Number is 0001100663.
•
The basket component’s inception date was March 29, 2011.

Where Information About the Basket Component Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket component (including its fees, the top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket component’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket Component From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the basket component. We have derived all information about the basket component in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket component in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket component — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket component could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket component. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered notes, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2019 through October 30, 2024. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® MSCI China ETF

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Hypothetical Historical Performance of the Basket

The basket is an equally weighted basket comprised of the following two basket components: the iShares® China Large-Cap ETF (50.00% weighting) and the iShares® MSCI China ETF (50.00% weighting).

The level of the basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “The Basket Components” above. The basket does not reflect the performance of all major securities markets.

While historical information on the level of the basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily levels of the basket for the period from January 1, 2019 through October 30, 2024 assuming that the basket was constructed on January 1, 2019 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg without independent verification.

You should not take the hypothetical historical basket levels as an indication of the future performance of the basket. We cannot give you any assurance that the future performance of the basket will follow a pattern similar to that of the hypothetical historical basket levels shown below and we cannot give you any assurance that the future performance of the basket will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. It applies to you only if you hold your notes as a capital asset for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

▪
a dealer in securities or currencies;
▪
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
▪
a bank;
▪
a regulated investment company;
▪
a life insurance company;
▪
a tax-exempt organization;
▪
a partnership;
▪
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
▪
a person that owns the notes as a hedge or that is hedged against interest rate risks;
▪
a person that owns the notes as part of a straddle or conversion transaction for tax purposes; or
▪
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of notes and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— Non-United States Holders” below.

Your notes will be treated as debt instruments subject to the special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity.

We have determined that the comparable yield for the notes is equal to 4.79% per annum, compounded semi-annually, with a projected payment at maturity of $1,182.80 based on an investment of $1,000.

Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary income, not taking into account any positive or negative adjustments you may be required to take into account based on the actual payments on the notes, from the note each year:

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 note)	Total Interest Deemed to Have Accrued from Original Issue Date (per $1,000 note) as of End of Accrual Period
November 4, 2024 through December 31, 2024	$7.58	$7.58
January 1, 2025 through December 31, 2025	$49.53	$57.11
January 1, 2026 through December 31, 2026	$51.96	$109.07
January 1, 2027 through December 31, 2027	$54.52	$163.59
January 1, 2028 through May 4, 2028	$19.21	$182.80

You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale, exchange, or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes (as described in the accompanying prospectus).

Any gain you recognize upon the sale, exchange, or maturity of your notes will be ordinary interest income and any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Non-United States Holders

If you are a non-United States holder, please see the discussion under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive upon the sale, exchange, or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the basket components during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we, or the applicable withholding agent, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the notes. WFS will receive the underwriting discount of 3.325% of the aggregate face amount of the notes sold ($33.25 per $1,000 face amount of notes). The agent may resell the notes to Wells Fargo Advisors (“WFA”) at the original offering price of the notes less a concession of 2.25% of the aggregate face amount of the notes ($22.50 per $1,000 face amount of notes). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a note WFA sells ($0.75 per $1,000 face amount of notes). In addition, in respect of certain notes sold in this offering, GS&Co. may pay a fee of up to 0.35% of the aggregate face amount of the notes sold (up to $3.50 per $1,000 face amount of notes) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the notes against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors—Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the notes. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Basket due May 4, 2028

Validity of the Notes and Guarantee

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this pricing supplement have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.